EXHIBIT 5.1


                                   May 3, 2004

Board of Directors
Riviera Tool Company
5460 Executive Parkway SE
Grand Rapids, Michigan 49512

Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (No. 333-114955), as amended, filed by Riviera Tool Company (the "Company") with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 993,687 shares (the "Shares") of the common stock, no par value, of the Company on behalf of various selling stockholders of the Company, as identified in greater detail in the Registration Statement. In our capacity as the Company's counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance, and sale of the Shares.

     It is our opinion that the Shares have been duly authorized and, when sold by the respective selling stockholders, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                                            Very truly yours,

                                            /s/ GREENBERG TRAURIG, LLP

                                            GREENBERG TRAURIG, LLP